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EARNINGS RESULTS & OPERATING INFORMATION

THIRD QUARTER 2021

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Douglas Emmett

Executive Summary
We own and operate 18.2 million square feet of Class A office properties and 4,355 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.
Quarterly Results: For the three months ended September 30, 2021 compared to the three months ended September 30, 2020:
•Our revenues increased by 9.8% to $238.2 million.
•Our net income attributable to common stockholders increased by 380.8% to $18.1 million.
•Our FFO increased by 19.0% to $98.5 million, or $0.48 per fully diluted share.
•Our AFFO increased by 26.6% to $87.6 million.
•Our same property Cash NOI increased by 13.5% to $150.4 million.
Compared to the second quarter of 2021, our FFO per share increased by 1 cent, primarily due to stronger rent collections, greater tenant recoveries, increased parking revenues, higher office occupancy and better multifamily occupancy and rents. This was partly offset by higher expenses, including fees and interest expense associated with new loans and increased seasonal utilities.
Leasing: During the third quarter, we signed 242 office leases covering approximately 819,000 square feet. Our leased rate increased by 30 basis points to 87.6%, and our occupancy rate increased by 20 basis points to 85.0%. Comparing the office leases we signed during the third quarter to the expiring leases for the same space, straight-line rents increased by 3.9% and cash rents decreased by 6.1%. Our multifamily portfolio remains essentially fully leased at 99.3%, with rents rising in all our submarkets.
Our results reflect recovering submarkets, where average vaccination rates now exceed 85% for people 12 and over, and COVID rates are among the lowest in the nation. Increased tenant confidence has raised our office utilization to approximately 70% in Los Angeles and to over 80% in Honolulu. However, we still face headwinds from our local governments' lease enforcement moratoriums.
Balance Sheet: During the third quarter, we extended our maturities and lowered our interest rates by closing two secured, non-recourse, interest-only term loans totaling $740 million with an average effective interest rate of 2.13% per annum:
•A $625.0 million loan secured by four properties of one of our consolidated JVs, which matures in August 2028 and bears interest at LIBOR + 1.35% (effectively fixed at 2.12% until June 2025 with interest swaps).
•A $115.0 million loan secured by two properties of our unconsolidated Fund, which matures in September 2028 and bears interest at LIBOR + 1.35% (effectively fixed at 2.19% until October 2026 with interest swaps).
After paying off the loans being refinanced, we generated an additional $55 million in working capital. Our overall portfolio weighted average interest rate is fixed at only 2.94% and we have no term debt maturities before 2024. We also have significant financing capacity, as 46% of our office properties are currently unencumbered.
Development: We remain very pleased with the progress of our two multifamily development projects, where we continue to lease units as quickly as they are built. We are already pre-leasing units at our 376 unit Brentwood Residential tower, where we expect to begin delivering units before year-end. At 1132 Bishop, our downtown Honolulu office to residential conversion, we have completed and leased approximately 40% of our planned 493 units and continue to convert floors as office tenants vacate.
Dividends: On October 15, 2021, we paid a quarterly cash dividend of $0.28 per common share, or $1.12 on an annualized basis.
Guidance: We expect fourth quarter net income per common share diluted to be between $0.09 and $0.11 and FFO per share to be between $0.47 and $0.49. Our guidance does not include the impact of any future property acquisitions or dispositions, financings, property damage recoveries, or other possible capital markets activities.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Forward Looking Statements (FLS)
This Third Quarter 2021 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “intends,” “plans,” “estimates,” "anticipates,” or the negative version of these words or other comparable words. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse developments related to the Coronavirus (COVID-19) global pandemic; adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; fire and other property damage, lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2020, and other documents filed with the SEC. Although we believe that our assumptions underlying our forward looking statements are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.
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Company Overview

Corporate Data
as of September 30, 2021

Office Portfolio

	Consolidated	Total
Properties	69	71
Rentable square feet (in thousands)	17,803	18,189
Leased rate	87.6%	87.6%
Occupancy rate	85.1%	85.0%

Multifamily Portfolio

		Total
Properties		12
Units		4,355
Leased rate(1)		99.3%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of September 30, 2021	206,211
Common stock closing price per share (NYSE:DEI)	$31.61
Equity Capitalization	$6,518,343

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(2)	$5,046,925	$4,150,493
Less: cash and cash equivalents(3)	(350,494)	(241,348)
Net Debt	$4,696,431	$3,909,145

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$10,427,488
Our Share of Net Debt to Pro Forma Enterprise Value	37%

AFFO Payout Ratio

Three months ended September 30, 2021	66.0%

_______________________________________________
(1)     Both the numerator and denominator used in calculating the percentage of units leased do not include 82 units at one property which are temporarily unoccupied as a result of a fire.
(2)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(3)    Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $350.5 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $113.8 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $4.6 million.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Company Overview

Property Map
as of September 30, 2021

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Company Overview

Board of Directors and Executive Officers
as of September 30, 2021

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Dr. David T. Feinberg	President and Chief Executive Officer, Cerner Corporation
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Johnese M. Spisso	President, UCLA Health; Chief Executive Officer, UCLA Hospital System; Associate Vice Chancellor, UCLA Health Sciences

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700
For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
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Financial Results

Consolidated Balance Sheets
(In thousands)

	September 30, 2021	December 31, 2020

	Unaudited	Audited
Assets
Investment in real estate, gross	$11,845,398	$11,678,638
Less: accumulated depreciation and amortization	(3,034,696)	(2,816,193)
Investment in real estate, net	8,810,702	8,862,445
Ground lease right-of-use asset	7,467	7,472
Cash and cash equivalents	350,494	172,385
Tenant receivables	12,986	18,226
Deferred rent receivables	116,416	116,199
Acquired lease intangible assets, net	4,389	5,141
Interest rate contract assets	1,157	—
Investment in unconsolidated Fund	46,745	47,374
Other assets	32,531	21,583
Total assets	$9,382,887	$9,250,825

Liabilities
Secured notes payable and revolving credit facility, net	$5,012,291	$4,744,967
Ground lease liability	10,864	10,871
Interest payable, accounts payable and deferred revenue	161,287	144,344
Security deposits	53,827	56,247
Acquired lease intangible liabilities, net	26,803	35,223
Interest rate contract liabilities	113,976	214,016
Dividends payable	49,145	49,138
Total liabilities	5,428,193	5,254,806

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,755	1,755
Additional paid-in capital	3,488,188	3,487,887
Accumulated other comprehensive loss	(79,539)	(148,035)
Accumulated deficit	(1,005,977)	(904,516)
Total Douglas Emmett, Inc. stockholders' equity	2,404,427	2,437,091
Noncontrolling interests	1,550,267	1,558,928
Total equity	3,954,694	3,996,019
Total liabilities and equity	$9,382,887	$9,250,825

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues
Office rental
Rental revenues and tenant recoveries(1)	$181,455	$169,571	$523,391	$514,211
Parking and other income	22,401	19,324	59,034	71,562
Total office revenues	203,856	188,895	582,425	585,773

Multifamily rental
Rental revenues	29,878	25,727	84,933	80,685
Parking and other income	4,510	2,365	12,187	9,675
Total multifamily revenues	34,388	28,092	97,120	90,360

Total revenues	238,244	216,987	679,545	676,133

Operating Expenses
Office expenses	70,026	68,956	195,745	198,921
Multifamily expenses	9,666	9,313	28,228	27,525
General and administrative expenses	11,435	9,469	30,564	29,667
Depreciation and amortization	93,104	94,952	279,801	291,494
Total operating expenses	184,231	182,690	534,338	547,607

Other income	498	654	2,178	2,968
Other expenses	(147)	(788)	(764)	(2,662)
Income from unconsolidated Fund	260	145	713	328
Interest expense	(38,878)	(36,167)	(110,018)	(106,777)
Net income (loss)	15,746	(1,859)	37,316	22,383
Less: Net loss attributable to noncontrolling interests	2,395	5,632	8,623	10,343
Net income attributable to common stockholders	$18,141	$3,773	$45,939	$32,726

Net income per common share - basic and diluted	$0.10	$0.02	$0.26	$0.18

Dividends declared per common share	$0.28	$0.28	$0.84	$0.84

Weighted average shares of common stock outstanding - basic and diluted	175,480	175,375	175,472	175,374

_______________________________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$18.2 million and $11.4 million for the three months ended September 30, 2021 and 2020, respectively, and
•$39.6 million and $36.0 million for the nine months ended September 30, 2021 and 2020, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) to Net income attributable to common stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Funds From Operations (FFO)
Net income attributable to common stockholders	$18,141	$3,773	$45,939	$32,726
Depreciation and amortization of real estate assets	93,104	94,952	279,801	291,494
Net loss attributable to noncontrolling interests	(2,395)	(5,632)	(8,623)	(10,343)
Adjustments attributable to unconsolidated Fund(2)	695	690	2,095	2,040
Adjustments attributable to consolidated JVs(2)	(11,029)	(11,030)	(34,246)	(36,874)
FFO	$98,516	$82,753	$284,966	$279,043

Adjusted Funds From Operations (AFFO)
FFO	$98,516	$82,753	$284,966	$279,043
Straight-line rent	677	1,303	(217)	18,061
Net accretion of acquired above- and below-market leases	(2,163)	(3,965)	(7,668)	(12,536)
Loan costs, loan premium amortization and swap amortization	3,654	1,590	7,010	3,540
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(16,910)	(19,588)	(58,150)	(58,334)
Non-cash compensation expense	4,620	4,760	14,105	14,919
Adjustments attributable to unconsolidated Fund(2)	(179)	(351)	(498)	(549)
Adjustments attributable to consolidated JVs(2)	(572)	2,699	4,247	4,723
AFFO	$87,643	$69,201	$243,795	$248,867

Weighted average shares of common stock outstanding - diluted	175,480	175,375	175,472	175,374
Weighted average units in our operating partnership outstanding	30,697	29,536	30,606	29,501
Weighted average fully diluted shares outstanding	206,177	204,911	206,078	204,875

Net income per common share - basic and diluted	$0.10	$0.02	$0.26	$0.18
FFO per share - fully diluted	$0.48	$0.40	$1.38	$1.36
Dividends paid per share(4)	$0.28	$0.28	$0.84	$0.84
__________________________________________________________
(1)Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated JVs and our unconsolidated Fund.
(2)Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Fund and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated JVs.
(3)Under the GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of September 30,
	2021	2020
Office Statistics
Number of properties	67	67
Rentable square feet (in thousands)	17,557	17,557
Ending % leased	87.5%	89.7%
Ending % occupied	84.9%	88.2%
Quarterly average % occupied	85.6%	89.2%

Multifamily Statistics
Number of properties	10	10
Number of units	3,449	3,449
Ending % leased	99.2%	97.0%

	Three Months Ended September 30,		% Favorable
	2021	2020	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$201,030	$185,521	8.4%
Office expenses	(68,153)	(66,901)	(1.9)%
Office NOI	132,877	118,620	12.0%

Multifamily revenues	27,246	24,368	11.8%
Multifamily expenses	(8,190)	(7,776)	(5.3)%
Multifamily NOI	19,056	16,592	14.9%

Total NOI	$151,933	$135,212	12.4%

Cash Net Operating Income (NOI)
Office cash revenues	$199,475	$182,819	9.1%
Office cash expenses	(68,153)	(66,901)	(1.9)%
Office cash NOI	131,322	115,918	13.3%

Multifamily cash revenues	27,246	24,367	11.8%
Multifamily cash expenses	(8,190)	(7,776)	(5.3)%
Multifamily cash NOI	19,056	16,591	14.9%

Total Cash NOI	$150,378	$132,509	13.5%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results
Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended September 30,
	2021	2020

Same property office cash revenues	$199,475	$182,819
Non-cash adjustments per definition of NOI	1,555	2,702
Same property office revenues	201,030	185,521

Same property office cash expenses	(68,153)	(66,901)
Non cash adjustments per definition of NOI	—	—
Same property office expenses	(68,153)	(66,901)

Office NOI	132,877	118,620

Same property multifamily cash revenues	27,246	24,367
Non-cash adjustments per definition of NOI	—	1
Same property multifamily revenues	27,246	24,368

Same property multifamily cash expenses	(8,190)	(7,776)
Non cash adjustments per definition of NOI	—	—
Same property multifamily expenses	(8,190)	(7,776)

Multifamily NOI	19,056	16,592

Same Property NOI	151,933	135,212
Non-comparable office revenues	2,826	3,374
Non-comparable office expenses	(1,873)	(2,055)
Non-comparable multifamily revenues	7,142	3,724
Non-comparable multifamily expenses	(1,476)	(1,537)
NOI	158,552	138,718
General and administrative expenses	(11,435)	(9,469)
Depreciation and amortization	(93,104)	(94,952)
Other income	498	654
Other expenses	(147)	(788)
Income from unconsolidated Fund	260	145
Interest expense	(38,878)	(36,167)
Net income (loss)	15,746	(1,859)
Less: Net loss attributable to noncontrolling interests	2,395	5,632
Net income attributable to common stockholders	$18,141	$3,773

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Financial Data for JVs & Fund
(Unaudited, in thousands)

	Three Months Ended September 30, 2021

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$179,718	$58,526	$4,432
Office and multifamily operating expenses	$58,722	$20,970	$1,584
Straight-line rent	$(1,031)	$354	$191
Above/below-market lease revenue	$648	$1,515	$—
Cash NOI attributable to outside interests(3)	$—	$18,484	$1,517
Our share of cash NOI(4)	$121,379	$17,203	$1,140

	Nine Months Ended September 30, 2021

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$509,350	$170,195	$12,643
Office and multifamily operating expenses	$163,859	$60,114	$4,411
Straight-line rent	$(1,141)	$1,358	$244
Above/below-market lease revenue	$2,091	$5,577	$—
Cash NOI attributable to outside interests(3)	$—	$53,427	$4,563
Our share of cash NOI(4)	$344,541	$49,719	$3,425
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated JVs that we manage. We own a weighted average interest of approximately 46% (based on square footage) in the three JVs, which owned a combined sixteen Class A office properties totaling 4.2 million square feet and one residential property with 350 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) additional distributions based on Cash NOI.
(2)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for one unconsolidated Fund that we manage. We own an interest of approximately 34% in the Fund, which owns two Class A office properties totaling 0.4 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.
(3)    Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.
(4)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Loans (As of September 30, 2021, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

1/1/2024		$300,000	$300,000	3.46%	1/1/2022
3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025		102,400	102,400	2.76%	3/1/2023
8/15/2026		415,000	415,000	3.07%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026		200,000	200,000	2.36%	10/1/2024
11/1/2026	(4)	400,000	400,000	2.31%	10/1/2024
6/1/2027		550,000	550,000	3.16%	6/1/2022
5/18/2028		300,000	300,000	2.21%	6/1/2026
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029		125,000	125,000	3.25%	6/1/2027
6/1/2038	(5)	29,525	29,525	4.55%	N/A
8/21/2023	(6)	—	—	LIBOR + 1.15%	N/A
Subtotal		3,411,925	3,411,925

Consolidated JVs

12/19/2024		400,000	80,000	3.47%	1/1/2023
5/15/2027	(7)	450,000	400,500	3.04%	4/1/2025
8/19/2028	(8)	625,000	187,500	2.12%	6/1/2025
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(9)	$5,046,925	$4,111,925

Unconsolidated Fund

9/14/2028	(8)	$115,000	$38,568	2.19%	10/1/2026

Total Loans			$4,150,493

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Except as noted below, our loans and revolving credit facility: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents.  Certain loans with maturity date extensions require us to meet minimum financial thresholds in order to exercise those extensions.
(1)Maturity dates include the effect of extension options.
(2)"Our Share" is calculated by multiplying the principal balance by our share of the borrowing entity's equity, and is used to calculate the non-GAAP measure "Our Share of Net Debt" - see Corporate Data on page 3.
(3)Effective rate as of September 30, 2021. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.
(4)The effective rate increased from 2.18% to 2.31% on July 1, 2021 due to the expiration of prior swaps.
(5)Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.
(6)$400 million revolving credit facility. The unused commitment fees range from 0.10% to 0.15%.
(7)Effective rate will decrease to 2.26% on July 1, 2022.
(8)We closed these loans during the third quarter of 2021 and used the proceeds to pay off loans secured by the same properties. The Fund's term loan was fixed at 1.49% until September 30, 2021, and the swap-fixed rate of 2.19% is effective on October 1, 2021.
(9)Our consolidated debt on the balance sheet (see page 6) of $5.01 billion is calculated by adding $4.1 million of unamortized loan premium and deducting $38.8 million of unamortized deferred loan costs from our total consolidated loans of $5.05 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$5.05
Weighted average remaining life (including extension options)	5.4 years
Weighted average remaining fixed interest period	3.0 years
Weighted average annual interest rate	2.94%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of September 30, 2021

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,995,347	39,370,838	35.4%
Valley	16	6,790,777	21,323,763	43.8
Honolulu(3)	3	1,402,618	4,976,167	28.2
Total / Average	71	18,188,742	65,670,768	38.0%

_________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2021 third quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Our Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	60.3%
	Westwood	7	2,188,007	43.9
	Olympic Corridor	5	1,142,885	34.5
	Beverly Hills(3)	11	2,196,067	28.0
	Santa Monica	11	1,425,374	14.5
	Century City	3	957,269	9.0
Valley	Sherman Oaks/Encino	12	3,488,995	53.8
	Warner Center/Woodland Hills	3	2,845,577	37.5
	Burbank	1	456,205	6.3
Honolulu	Honolulu(3)	3	1,402,618	28.2
	Total / Weighted Average	71	18,188,742	38.0%

_______________________________________________
(3)    In calculating market share, we adjusted the rentable square footage by (i) removing approximately 281,000 rentable square feet of vacant space at an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the submarket (see page 22) and (ii) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of September 30, 2021

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	88.1%	$463,821,127	$55.36	$4.61
Valley	85.9	202,152,816	36.05	3.00
Honolulu	91.8	41,471,825	34.32	2.86
Total / Weighted Average	87.6%	$707,445,768	$46.56	$3.88

_______________________________________________________________
(1)Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	92.4%	$4.64
	Brentwood	84.8	3.97
	Century City	89.0	4.36
	Olympic Corridor	86.9	3.39
	Santa Monica	90.1	6.82
	Westwood	85.9	4.46
Valley	Burbank	100.0	4.46
	Sherman Oaks/Encino	85.6	3.13
	Warner Center/Woodland Hills	84.1	2.57
Honolulu	Honolulu	91.8	2.86
	Weighted Average	87.6%	$3.88

(2)    Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended September 30, 2021	$0.08
Nine months ended September 30, 2021	$0.17

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of September 30, 2021

Portfolio Tenant Size
	Median	Average

Square feet	2,600	5,600

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,334	48.9%	1,883,880	12.4%	$83,415,053	11.8%
2,501-10,000	1,053	38.6	5,132,681	33.7	233,697,492	33.0
10,001-20,000	215	7.9	3,022,429	19.9	135,440,018	19.1
20,001-40,000	91	3.3	2,503,940	16.5	116,771,202	16.5
40,001-100,000	30	1.1	1,741,797	11.5	92,349,640	13.1
Greater than 100,000	4	0.2	910,353	6.0	45,772,363	6.5
Total for all leases	2,727	100.0%	15,195,080	100.0%	$707,445,768	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of September 30, 2021

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

WarnerMedia/AT&T(2)	5	4	2022 - 2024	488,798	2.7%	$25,873,413	3.7%
UCLA(3)	25	10	2021 - 2027	314,796	1.7	16,634,249	2.3
William Morris Endeavor(4)	3	1	2022 - 2027	215,353	1.2	13,302,321	1.9
Morgan Stanley(5)	5	5	2022 - 2027	145,488	0.8	9,988,785	1.4
Equinox Fitness(6)	6	5	2029 - 2038	185,236	1.0	9,537,655	1.4
Macerich	1	1	2023	82,368	0.5	7,230,118	1.0
Total	45	26		1,432,039	7.9%	$82,566,541	11.7%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Square footage (rounded) expires as follows: 15,000 square feet in 2022; 13,000 square feet in 2023; and 462,000 square feet in 2024.
(3)    Square footage (rounded) expires as follows: 1 lease totaling 7,000 square feet in 2021; 7 leases totaling 71,000 square feet in 2022; 6 leases totaling 47,000 square feet in 2023; 2 leases totaling 11,000 square feet in 2024; 4 leases totaling 89,000 square feet in 2025; 3 leases totaling 25,000 square feet in 2026; and 2 leases totaling 67,000 square feet in 2027. Tenant has options to terminate 15,000 square feet in 2023; and 51,000 square feet in 2025.
(4)    Square footage (rounded) expires as follows: 1,000 square feet in 2022; and 209,000 square feet in 2027. Tenant has an option to terminate 215,000 square feet in 2022.
(5)    Square footage (rounded) expires as follows: 16,000 square feet in 2022; 30,000 square feet in 2023; 26,000 square feet in 2025; and 74,000 square feet in 2027. Tenant has options to terminate 26,000 square feet in 2022; and 32,000 square feet in 2024.
(6)    Square footage (rounded) expires as follows: 34,000 square feet in 2029; 46,000 square feet in 2035, 31,000 square feet in 2037, and 74,000 square feet in 2038.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Industry Diversification
Total Office Portfolio as of September 30, 2021

Percentage of Annualized Rent by Tenant Industry

Financial Services
14.9%
Entertainment
13.7%
Legal
18.3%
Real Estate
12.2%
Other 1.2%
Manufacturing & Distrib...
1.1%
Advertising 1.1%
Public Administration 2.6%
Educational Services 3.3%
Insurance 3.6%
Retail 5.0%
Technology
5.1%
Health Services
7.9%
Accounting & Consulting
10.0%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	571	18.3%
Financial Services	370	14.9
Entertainment	170	13.7
Real Estate	303	12.2
Accounting & Consulting	309	10.0
Health Services	359	7.9
Technology	100	5.1
Retail	174	5.0
Insurance	90	3.6
Educational Services	52	3.3
Public Administration	86	2.6
Advertising	42	1.1
Manufacturing & Distribution	48	1.1
Other	53	1.2
Total	2,727	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Lease Expirations
Total Office Portfolio as of September 30, 2021

(1)    Average of the percentage of leases expiring at September 30, 2018, 2019, and 2020 with the same remaining duration as the leases for the labeled year had at September 30, 2021. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2021	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	104	337,556	1.8%	$12,290,126	1.7%	$36.41	$36.42
2021	109	321,523	1.7	14,200,722	2.0	44.17	44.26
2022	640	2,582,206	14.2	113,093,196	16.0	43.80	44.54
2023	561	2,758,931	15.2	130,130,039	18.4	47.17	49.52
2024	448	2,655,093	14.6	123,472,732	17.5	46.50	50.71
2025	309	1,795,656	9.9	83,851,923	11.9	46.70	52.40
2026	255	1,594,751	8.8	73,757,586	10.4	46.25	53.71
2027	126	1,427,205	7.9	70,903,766	10.0	49.68	58.93
2028	61	410,652	2.3	22,181,930	3.1	54.02	67.64
2029	34	297,310	1.6	14,921,323	2.1	50.19	62.63
2030	30	393,729	2.1	19,957,126	2.8	50.69	66.54
Thereafter	50	620,470	3.4	28,685,299	4.1	46.23	65.11
Subtotal/weighted average	2,727	15,195,082	83.5%	$707,445,768	100.0%	$46.56	$51.96
Signed leases not commenced		461,956	2.6
Available		2,258,146	12.4
Building management use		124,150	0.7
BOMA adjustment(3)		149,408	0.8
Total/weighted average	2,727	18,188,742	100.0%	$707,445,768	100.0%	$46.56	$51.96

___________________________________________________
(1)Represents annualized rent at September 30, 2021 divided by leased square feet.
(2)Represents annualized rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of September 30, 2021

	Q4 2021	Q1 2022	Q2 2022	Q3 2022

Los Angeles
Westside	204,759	284,597	353,703	296,255
Valley	86,323	255,399	162,943	261,200
Honolulu	30,441	90,660	26,098	48,745
Expiring Square Feet(1)	321,523	630,656	542,744	606,200

Percentage of Portfolio	1.8%	3.5%	3.0%	3.3%

Los Angeles
Westside	$50.15	$57.32	$51.51	$54.18
Valley	$34.65	$37.58	$35.59	$33.85
Honolulu	$31.92	$34.10	$32.66	$33.65
Expiring Rent per Square Foot(2)	$44.26	$45.99	$45.82	$43.77

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of September 30, 2021, other than 337,556 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

		Next Four Quarters

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	212,710	$54.93
	Brentwood	295,586	$47.03
	Century City	54,820	$52.39
	Olympic Corridor	147,801	$43.75
	Santa Monica	122,589	$83.05
	Westwood	305,808	$51.48
Valley	Sherman Oaks/Encino	397,996	$38.77
	Warner Center/Woodland Hills	367,869	$32.07
Honolulu	Honolulu	195,944	$33.46

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended September 30, 2021

Net Absorption During Quarter	0.29%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	101	262,095	65
Renewal leases	141	556,691	43
All leases	242	818,786	50

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Expiring Rate(1)	New/Renewal Rate(1)	Percentage Change

Cash Rent	$45.58	$42.80	(6.1)%
Straight-line Rent	$42.35	$44.01	3.9%

Average Office Lease Transaction Costs

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$39.41	$7.29
Renewal leases signed during the quarter	$18.30	$5.20
All leases signed during the quarter	$25.06	$6.08

________________________________________________________________
(1)Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes leases with a term of twelve months or less, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Multifamily Portfolio Summary
as of September 30, 2021

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	2	820	19%
West Los Angeles	6	1,300	30
Honolulu	4	2,235	51
Total	12	4,355	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	99.4%	$30,232,740	$3,095
West Los Angeles(1)	98.9	42,610,716	2,954
Honolulu	99.5	51,503,424	1,936
Total / Weighted Average	99.3%	$124,346,880	$2,448

Recurring Multifamily Capital Expenditures per Unit (1)

Three months ended September 30, 2021	$230
Nine months ended September 30, 2021	$559

________________________________________________________________
(1)    82 units at one property which are temporarily unoccupied as a result of a fire are omitted from the calculation of Percent Leased. These units, as well as insurance recovery for lost rent, are also omitted from the calculation of Annualized Rent. Unit turn costs from this property are excluded from Recurring Multifamily Capital Expenditures per Unit calculation.
(2)    The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $428,817, which is not included in multifamily annualized rent.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Developments

Development Projects

The Residences at Bishop Place, Honolulu, Hawaii
In downtown Honolulu, we are converting a 25-story, 490,000 square foot office tower into 493 rental apartments. This project is helping to address the severe shortage of rental housing in Honolulu, and revitalize the central business district, where we own a significant portion of the Class A office space.
We have already delivered and leased approximately 40% of the planned units and the conversion will continue in phases through 2025 as the remaining office space is vacated. In select cases, we may relocate tenants to our other office buildings in Honolulu, although we do not have enough vacancy to accommodate all of them.

The Landmark, Brentwood, Los Angeles
In Brentwood, we are nearing completion of the first new residential high-rise development west of the 405 freeway in more than 40 years. The Landmark is a 34-story tower with 376 units offering stunning ocean views and luxury amenities. The site is directly adjacent to a 394,000 square foot office building, a one acre park, and a 712 unit residential property, all of which we own.
Rendering of our new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).

_______________________________________________
All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

Reconciliation of Fourth Quarter 2021 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$15.8	$19.3
Adjustments for depreciation and amortization of real estate assets	95.0	90.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Fund	(14.0)	(8.4)
FFO	$96.8	$100.9

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	175.5	175.5
Weighted average units in our operating partnership outstanding	30.5	30.5
Weighted average fully diluted shares outstanding	206.0	206.0

Per share	Low	High

Net income per common share - diluted	$0.09	$0.11
FFO per share - fully diluted	$0.47	$0.49
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, financings, property damage recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 461,956 square feet with respect to signed leases not yet commenced at September 30, 2021).  For our triple net office properties (in Honolulu and one single tenant building in Los Angeles), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated JVs. At September 30, 2021, we own 100% of our consolidated portfolio, except for sixteen office properties totaling 4.2 million square feet and one residential property with 350 apartments, which we own through three consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of September 30, 2021.
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Definitions
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

Fund: At September 30, 2021, we owned an interest of approximately 34% in Douglas Emmett Partnership X, LP (Partnership X). The Fund owns two office properties totaling 0.4 million square feet.

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), and impairment write-downs of real estate from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Joint Ventures (JVs): At September 30, 2021, we owned a weighted average interest of approximately 46% based on square footage in three consolidated JVs. The JVs owned sixteen office properties totaling 4.2 million square feet and one residential property with 350 apartments. In December 2020, we sold an 80 thousand square foot office property in Honolulu, Hawaii, which was held by one of our consolidated JVs in which we owned a two-thirds capital interest. The JV was subsequently dissolved before December 31, 2020.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and excluding leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.

Leased Rate: The percentage leased as of September 30, 2021. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating percentage leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.

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Definitions
Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted in accordance with GAAP by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate and net income attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.

Occupancy Rate:  We calculate the Occupancy Rate by excluding signed leases not yet commenced from the Leased Rate. Management space is considered occupied. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Occupancy Rate. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.

Operating Partnership: Douglas Emmett Properties, LP

Our Share of Net Debt: We calculate Our Share of Net Debt by multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, and do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.

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Definitions
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.

Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.

Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At September 30, 2021, total consists of 15,657,038 leased square feet (including 461,956 square feet with respect to signed leases not commenced), 2,258,146 available square feet, 124,150 building management use square feet and 149,408 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned. Our same properties for the third quarter of 2021 include all of our Consolidated Portfolio properties, other than (1) an 80,000 square foot office property in Honolulu that we sold in December 2020, (2) a 492,600 square foot office property in Honolulu affected by development activity, and (3) a residential community with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles partially affected by fire damage. We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: At September 30, 2021, our Total Portfolio included our Consolidated Portfolio plus two office properties totaling 0.4 million square feet owned by one unconsolidated Fund in which we owned approximately 34%.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.
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